UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 4, 2013

Hines Real Estate Investment Trust, Inc.
__________________________________________
 (Exact name of registrant as specified in its charter)

Maryland	000-50805	20-0138854
____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas		77056-6118
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 4, 2013, a wholly-owned subsidiary of Hines REIT Properties, L.P., a subsidiary of Hines Real Estate Investment Trust, Inc. (“Hines REIT”) entered into a Purchase Agreement with TRIZEC 6060 HHC, LLC, TRIZEC 6080 HHC, LLC, TRIZEC 6100 HHC, LLC, TRIZEC NORTHPOINT TOWER, LLC, TRIZEC WEST LA TOWER, LLC, and TRIZEC HHC SPECTRUM, LLC (collectively, “the Sellers”) to acquire the Howard Hughes Center, a portfolio of five Class A office buildings and an athletic club located in Los Angeles, California. The Sellers are not affiliated with Hines REIT or its affiliates. The Howard Hughes Center was constructed between 1987 and 2002 and consists of 1,318,682 square feet of rentable area that is 88% leased to 93 tenants, none of which leases more than 10% of the net rentable area.

In connection with the Purchase Agreement, BREP T-HOLDINGS, LLC, an affiliate of the Sellers, executed a Joinder, pursuant to which BREP T-HOLDINGS, LLC guaranteed the obligations and liabilities of the Sellers that survive the closing of the acquisition.

Although not determined until closing, Hines REIT expects the total acquisition cost to be approximately $506.0 million, exclusive of transaction costs and working capital reserves. Hines REIT expects the closing of this acquisition to occur on or before January 15, 2014, subject to a number of closing conditions, including the receipt of tenant estoppels related to at least 75% of the net rentable area of the Howard Hughes Center. Hines REIT funded a $30.0 million earnest money deposit on December 5, 2013. There is no guarantee that this acquisition will be consummated and Hines REIT’s deposit may not be refunded in such event.

Item 8.01. Other Events.

Hines REIT is subject to a number of risks and uncertainties, which are discussed in the “Risk Factors” section of Hines REIT’s Annual Report on Form 10-K for the year ended December 31, 2012. The risk factors set forth below supplement the risk factors included in Hines REIT’s Annual Report on Form 10-K for the year ended December 31, 2012.

Hines REIT competes with affiliates of Hines for real estate investment opportunities and some of these affiliates have preferential rights to accept or reject certain investment opportunities in advance of Hines REIT’s right to accept or reject such opportunities.

Hines, the sponsor of Hines REIT, has existing real estate joint ventures, funds and programs, which Hines REIT collectively refers to as real estate investment vehicles, with investment objectives and strategies similar to Hines REIT’s, including Hines Global REIT, Inc. and Hines Global REIT II, Inc. Because Hines REIT competes with these real estate investment vehicles for investment opportunities, Hines faces conflicts of interest in allocating investment opportunities between Hines REIT and these other real estate investment vehicles. Hines REIT has no priority rights to specific investment opportunities identified by Hines. Some of these entities have a priority right over other Hines real estate investment vehicles, including Hines REIT, to accept investment opportunities that meet certain defined investment criteria. Because Hines REIT and these other Hines real estate investment vehicles rely on Hines to present investment opportunities, these rights may reduce Hines REIT’s investment opportunities. Hines REIT therefore may not be able to invest in, or may only invest indirectly with or through another Hines affiliated real estate investment vehicle in, certain investments Hines REIT otherwise would make directly. To the extent Hines REIT invests in opportunities with another real estate investment vehicle affiliated with Hines, Hines REIT may not have the control over such investment that it would otherwise have if it owned all of or otherwise controlled such assets.

Hines REIT does not have priority rights to specific investment opportunities identified by Hines. Hines REIT’s right to participate in Hines’ investment allocation process terminated when it fully invested the proceeds of its prior public offerings. Accordingly, Hines will decide in its discretion, subject to any priority rights it grants or has granted to other Hines-managed or otherwise affiliated real estate investment vehicles, how to allocate such opportunities among Hines REIT, Hines and other real estate investment vehicles. Because Hines REIT does not have a right to accept or reject any investment opportunities before Hines or one or more Hines real estate investment vehicles have the right to accept such opportunities, and is otherwise subject to Hines’ discretion as to the investment opportunities Hines REIT will receive, Hines REIT may not be able to review and/or invest in opportunities which it would otherwise pursue if it were the only real estate investment vehicle sponsored by Hines or had a priority right in regard to such investments. Hines REIT is subject to the risk that, as a result of the conflicts of interest between Hines, Hines REIT and other real estate investment vehicles sponsored or managed by or affiliated with Hines, and the priority rights Hines has granted or may in the future grant to any such other real estate investment vehicles, Hines REIT may not be offered favorable investment opportunities identified by Hines when it would otherwise be in Hines REIT’s best interest to accept such investment opportunities, and Hines REIT’s business, results of operations, cash flows and financial condition and its ability to make distributions to its stockholders and the value of its stockholders’ investment may be adversely impacted thereby.

Hines REIT may acquire additional properties in the future, which could subject it to risks associated with owning and managing new properties.

Hines REIT may acquire interests in additional properties in the future with proceeds from the sale of assets or from other sources. The acquisition of properties, or interests in properties by Hines REIT, directly or indirectly, will subject it to risks associated with owning and/or managing new properties. Specific examples of risks that could relate to acquisitions include:

•	risks that investments will fail to perform in accordance with Hines REIT’s expectations because of conditions or liabilities it did not know about at the time of acquisition;

•
risks that projections or estimates Hines REIT made with respect to the performance of the investments, the costs of operating or improving the properties or the effect of the economy or capital markets on the investments will prove inaccurate; and

•	general investment risks associated with any real estate investment.

If Hines REIT purchases assets at a time when the commercial real estate market is experiencing substantial influxes of capital investment and competition for properties, the real estate it purchases may not appreciate or may decrease in value.

During various cycles, the commercial real estate market has experienced a substantial influx of capital from investors. This substantial flow of capital, combined with significant competition for real estate, may have resulted in inflated purchase prices for such assets. Hines REIT and the Core Fund purchased assets in such an environment, and to the extent either entity purchases real estate in the future in such an environment, Hines REIT is subject to the risks that the value of its assets may not appreciate or may decrease significantly below the amount it paid for such assets if, for example, the number of companies seeking to acquire such assets decreases. If any of these circumstances occur or the values of Hines REIT’s investments are otherwise negatively affected, Hines REIT’s ability to redeem shares and its stockholders’ overall return may be adversely impacted.

Hines REIT’s properties may contain or develop harmful mold, which could lead to liability for adverse health effects and costs of remediating the problem.

If any of Hines REIT’s properties has or develops mold we may be required to undertake a costly program to remediate, contain or remove the mold. Mold growth may occur when moisture accumulates in buildings or on building materials. Some molds may produce airborne toxins or irritants. Concern about indoor exposure to mold has been increasing because exposure to mold may cause a variety of adverse health effects and symptoms, including allergic or other reactions. Hines REIT may become liable to its tenants, their employees and others if property damage or health concerns arise, all of which could have a material adverse effect on Hines REIT’s business, results of operations, cash flows and financial condition and its ability to make distributions to its stockholders and the value of its stockholders’ investment.

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the acquisition described herein, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations and assumptions with respect to, among other things, future economic, competitive and market conditions and future business decisions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward looking statements include the risks associated with Hines REIT’s ability to consummate the acquisition and other risks described above and in the “Risk Factors” section of Hines REIT’s Annual Report on Form 10-K for the year ended December 31, 2012 and its other filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HINES REAL ESTATE INVESTMENT TRUST, INC.

December 5, 2013	By:	/s/ J. Shea Morgenroth
J. Shea Morgenroth
Chief Accounting Officer and Treasurer